Exhibit 10.1

                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (the "Agreement") is made as July 8, 2002, by and among WidePoint Corporation, a Delaware corporation (the "Company"); and Steve L. Komar ("Komar").

     WHEREAS, the Company desires to incentivize Komar to assist the Company to increase the revenues of the Company and the value of the Company's common stock (the "Common Stock") at a time when the Company also desires to conserve its existing cash assets and, as such, the Company desires to sell to Komar, and Komar desires to purchase from the Company, shares of Company Common Stock upon terms as hereinafter provided, all in order to better and further align the interests of the Komar with the interests of the Company and its other stockholders; and

     WHEREAS, the parties desire to enter into this Agreement to memorialize their agreement with respect to the subject matter hereof.

     NOW, THEREFORE, in consideration of the conditions and mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound do hereby agree as follows:

     1. Incorporation. The introductory provisions of this Agreement are hereby incorporated into this Agreement as if set forth in full herein.

     2. Sale of Company Common Stock. The Company hereby agrees to sell to Komar, and Komar hereby agrees to purchase from the Company, the amount of Eight Hundred Sixty Five Thousand (865,000) shares of Company Common Stock for the total purchase price of Sixty Thousand Five Hundred Fifty Dollars ($60,550.00), or Seven Cents ($0.07) per share, with such price per share being the closing price per share of the Company Common Stock on the date of this Agreement. The Company and Komar hereby agree that the purchase price of such shares of Common Stock shall be payable in accordance with the terms of the Promissory Note attached as Exhibit "A" hereto, which is incorporated as if set forth in full herein.

     3. Approvals. The Company hereby represents that the transaction which is the subject matter of this Agreement has been duly approved by the entire Board of Directors of the Company (with Komar abstaining in such approval), including the unanimous approval of all independent members of the Board of Directors of the Company.

     4. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require.

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     5.  Survival of Provisions. If any term or other provision of this
Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     6. Entire Agreement; Modification; Expenses. This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior agreements and undertakings, both written and oral, between the parties hereto, or any of them, with respect to the subject matter hereof. This Agreement may not be amended except by a written agreement executed by all the parties hereto. Except as otherwise provided herein, each party hereto shall be solely liable for all legal, accounting and other fees and expenses incurred by him or it with respect to the subject matter hereof.

     7. Effectiveness; Assignment. This Agreement and all obligations and rights hereunder shall be effective upon the signing of this Agreement by all parties and thereafter this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and permitted assigns; provided, however, that no party may assign this Agreement without the prior written approval of all the other parties hereto.

     8. Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party;
(b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement. All rights and remedies existing under this Agreement are in addition to, and not exclusive of, any rights or remedies otherwise available.

     9. Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland, with each party hereby agreeing to jurisdiction and venue for any disputes arising under this Agreement to be adjudicated in a court of competent jurisdiction located in the State of Maryland.


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All costs, expense and fees (including attorney's fees) incurred in connection with any such litigation shall be paid by the non-prevailing party as determined by the court and included in the judgment.

     10. Authority. Each party executing this Agreement represents and warrants that he, she and/or it have all requisite authority and approvals necessary to enter into and execute this Agreement.

     11. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed as of the date first written above by themselves or by their respective officer thereunto duly authorized:


/s/ Steve L. Komar
------------------------------
Steve L. Komar
Individually


Attest (Seal):                                WIDEPOINT CORPORATION


/s/ James R. Ritter                           By: /s/ James T. McCubbin
------------------------------                   ------------------------------
James R. Ritter                                  James T. McCubbin
Assistant Secretary                              Vice President



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